EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 8, 2001 included in Costco Wholesale, Inc.'s Form 10-K for the year ended September 2, 2001 and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP


Seattle, Washington
February 12, 2002